February 2, 2023

Registrant	File No.	Form	Original Filing Date	Amended Filing Date	Explanation
Pioneer Global High Yield Fund	811-10395	N-CSR/A	1/5/23	2/2/23

The Registrant is filing this Form N-CSR/A for the period ended October 31, 2022 to update Item 11, Controls and Procedures, to provide revised statements on internal controls over financial reporting.